LM Funding America, Inc. Reports First Quarter 2026 Financial Results

- Highest energized hashrate in Company history of approximately 790 PH/s reached in March 2026

- Highest monthly Bitcoin production in Company history of 9.6 BTC produced in March 2026

TAMPA, FL, May 15, 2026—LM Funding America, Inc. (NASDAQ: LMFA) (“LM Funding” or the “Company”), a Bitcoin treasury and mining company, today reported financial results for the three months ended March 31, 2026.

Q1’26 Financial Highlights

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Total revenue for the quarter was $2.1 million, down 10.9% sequentially and 11.1% year-over-year. The sequential decrease reflects lower average Bitcoin prices.
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The Company mined 26.1 Bitcoin during the first quarter at an average price of approximately $75,700, compared to 22.0 Bitcoin in Q4 2025 at an average Bitcoin value of approximately $99,700 and 24.3 Bitcoin in Q1 2025 at an average Bitcoin value of approximately $93,600. The increase in Bitcoin mined was due to higher energized hashrate in Q1 2026 as compared to prior periods.
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Mining margin for the current quarter was 24.1% compared to a margin of 38.5% in Q1 2025. The Company generated approximately $368,000 in curtailment and energy sales for the 2026 quarter as compared to $150,000 in Q1 2025. Mining margin is calculated as digital mining revenues minus digital mining cost of revenues net of curtailment and energy sales.
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The Company incurred a $3.8 million negative fair market value adjustment on mined digital assets due to Bitcoin price at approximately $68,300 on March 31, 2026 as compared to approximately $82,500 on March 31, 2025. The Company also incurred a $3.2 million negative fair market value adjustment on Bitcoin collateral receivable in Q1 2026.
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Net loss for the first quarter of 2026 was approximately $10.1 million, and Core EBITDA2 loss was approximately $8.4 million, compared with Q1 2025 net loss of $5.4 million and Core EBITDA loss of $2.8 million with the change being driven primarily by non-cash loss on fair value of Bitcoin.
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As of March 31, 2026, cash was approximately $0.8 million, and Bitcoin holdings totaled 338.2 Bitcoin, which includes 174 Bitcoin held by Galaxy Digital in a Digital assets receivable account. The total of the holdings was valued at approximately $23.1 million, based on a Bitcoin price of approximately $68,300 as of March 31, 2026.
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As of April 30, 2026, the Company’s 334.0 Bitcoin holdings (inclusive of Galaxy holdings) were valued at approximately $25.3 million, based on a Bitcoin price of approximately $75,800 as of April 30, 2026, or $1.18 Bitcoin per share.1

1 Bitcoin per share calculated using 21,530,281 diluted shares outstanding as of April 30, 2026 which includes 17,352,281 shares outstanding and 4,178,000 warrants with an exercise price of $0.001 per share as of April 30, 2026.

2 Core EBITDA is a non-GAAP financial measure, and a reconciliation of Core EBITDA to net income can be found below.

Q1’26 and Recent Operational Highlights

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Record energized hashrate: Reached approximately 790 PH/s of energized hashrate in March 2026, the highest level in the Company's history, driven by the late-February deployment of approximately 300 Bitmain S19 XP miners and the January energization of the second BC40 Elite immersion-cooled unit at Oklahoma. March 2026 also represented the highest monthly Bitcoin production in the Company's history at 9.6 Bitcoin.

Management Commentary

"The first quarter reflected strong operating performance in a softer Bitcoin price environment," said Bruce Rodgers, Chairman and Chief Executive Officer of LM Funding. "We increased production, reached record hashrate, and maintained margins from the fourth quarter 2025, while remaining focused on our Bitcoin mining and treasury strategy. Our priority is execution and closing the gap between our public valuation and the underlying value of our Bitcoin holdings and platform.”

"The first quarter was the first full period during which our expanded fleet operated at scale across both wholly-owned sites," said Ryan Duran, President of U.S. Digital Mining. "We produced 26.1 Bitcoin across Oklahoma and Mississippi, energized our second BC40 Elite immersion-cooled unit at Oklahoma in January, and deployed approximately 300 Bitmain S19 XP miners at Oklahoma in late February — driving energized hashrate to approximately 790 PH/s in March, the highest in the Company's history. With ASIC efficiency gains compressing across recent generations, we believe our deployed S19 XP, S21, and S21 immersion fleet will retain its competitive position in the network meaningfully longer than equivalent hardware would have in prior cycles."

"First quarter revenue declined approximately 11% year-over-year to $2.1 million, primarily reflecting a lower average realized Bitcoin price, partially offset by a 19% sequential increase in Bitcoin production," said Richard Russell, Chief Financial Officer of LM Funding. "Mining margin held at approximately 24%, in line with the 25% fourth quarter 2025 mining margin, supported by approximately $368,000 of curtailment and energy sales. The reported net loss of $10.1 million and Core EBITDA2 loss of $8.4 million were driven primarily by approximately $7.0 million of non-cash Bitcoin fair value adjustments and ongoing operating costs of the expanded platform. We extended the Galaxy Digital facility maturity to June 26, 2026 during the quarter and ended the period with $41.8 million of total assets, a 338.2 Bitcoin treasury, and $22.7 million of total liabilities — a balance sheet that we believe is positioned to support continued operating execution and selective accretive growth."

Investor Conference Call

LM Funding America, Inc. (Nasdaq: LMFA) operates as a Bitcoin treasury and mining company. The Company was founded in 2008 and is based in Tampa, Florida. The Company also operates a technology-enabled specialty finance business that provides funding to nonprofit community associations primarily in the State of Florida. For more information, please visit https://www.lmfunding.com.

Conference Call Details

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Date: May 15, 2026
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Time: 8:30 AM EST
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Participant Call Links:
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Live Webcast: Link

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Participant Call Registration: Link

Forward-Looking Statements

This press release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Some of these risks and uncertainties are identified in the Company's most recent Annual Report on Form 10-K and its other filings with the SEC, which are available at www.sec.gov. These risks and uncertainties include, without limitation, the risks of volatility in the market price of Bitcoin, operating in the cryptocurrency mining business, our limited operating history in the cryptocurrency mining business and our ability to grow that business, the capacity of our Bitcoin mining machines and our related ability to purchase power at reasonable prices, our ability to identify and acquire additional mining sites, the ability to finance our site acquisitions and cryptocurrency mining operations, the risks associated with growing our Bitcoin treasury operations and strategy, our ability to acquire new accounts in our specialty finance business at appropriate prices, changes in governmental regulations that affect our ability to collect sufficient amounts on defaulted consumer receivables, changes in the credit or capital markets, changes in interest rates, and negative press regarding the debt collection industry. The occurrence of any of these risks and uncertainties could have a material adverse effect on our business, financial condition, and results of operations.

For investor and media inquiries, please contact:

Investor Relations
OG Advisory Group
Yujia Zhai
lmfundingIR@orangegroupadvisors.com

LM FUNDING AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2026 (unaudited)	2025
Assets
Cash	$ 801,201	$ 1,424,426
Marketable securities (Note 5)	35,000	37,380
Prepaid expenses and other assets	1,087,163	1,198,486
Finance receivables	14,020	17,533
Digital assets - current (Note 2)	3,514,903	2,563,474
Digital assets - collateral (Note 2)	5,500,000	5,500,000
Digital assets receivable, net (Note 2)	11,880,544	12,678,014
Galaxy loan derivative asset (Note 6)	-	47,673
Income tax receivable	-	31,187
Current assets	22,832,831	23,498,173

Fixed assets, net (Note 3)	9,362,777	9,917,350
Intangible assets, net (Note 3)	6,261,980	6,327,769
Deposits on mining equipment (Note 4)	-	1,597
Investment in Seastar Medical Holding Corporation	39,097	25,073
Digital assets - long-term (Note 2)	-	8,233,035
Digital assets - collateral (Note 2)	2,200,000	2,200,000
Right of use assets (Note 7)	671,434	728,995
Other assets	384,234	384,234
Long-term assets	18,919,522	27,818,053
Total assets	$ 41,752,353	$ 51,316,226

Liabilities and stockholders’ equity
Accounts payable and accrued expenses	1,975,726	1,745,875
Note payable - short-term (Note 6)	6,797,473	7,006,912
Master digital currency loan (Note 6)	10,891,657	10,920,838
Due to related parties (Note 9)	64,857	48,319
Galaxy loan derivative liability (Note 6)	213,793	-
Current portion of lease liability (Note 7)	198,524	194,618
Total current liabilities	20,142,030	19,916,562

Note payable - long-term (Note 6)	1,942,627	1,932,502
Lease liability - net of current portion (Note 7)	575,123	590,368
Long-term liabilities	2,517,750	2,522,870
Total liabilities	22,659,780	22,439,432

Stockholders’ equity (Note 8)
Preferred stock, par value $.001; 150,000,000 shares authorized; no shares issued and outstanding as of March 31, 2026 and December 31, 2025	-	-
Common stock, par value $.001; 350,000,000 shares authorized; 16,157,892 and 14,123,497 shares issued and outstanding as of March 31, 2026 and December 31, 2025	15,626	13,592
Additional paid-in capital	123,516,208	123,186,921
Accumulated deficit	(102,702,142)	(92,582,928)
Total LM Funding America stockholders’ equity	20,829,692	30,617,585
Non-controlling interest	(1,737,119)	(1,740,791)
Total stockholders’ equity	19,092,573	28,876,794
Total liabilities and stockholders’ equity	$ 41,752,353	$ 51,316,226

LM FUNDING AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months ended March 31,
	2026	2025
Revenues:
Digital mining revenues	$ 1,978,180	$ 2,273,940
Specialty finance revenue	107,657	67,389
Rental revenue	23,130	30,008
Total revenues	2,108,967	2,371,337
Operating costs and expenses:
Digital mining cost of revenues (exclusive of depreciation and amortization shown below)	1,868,344	1,548,295
Curtailment and energy sales	(367,595)	(149,686)
Staff costs and payroll	1,317,275	1,050,477
Depreciation and amortization	829,828	2,037,578
Loss on fair value of Bitcoin, net	3,784,418	1,809,976
Professional fees	345,694	364,485
Selling, general and administrative	376,428	309,964
Real estate management and disposal	13,375	36,314
Collection costs	12,380	17,352
Settlement costs with associations	-	3,693
Loss on disposal of assets	-	186,781
Other operating costs	361,095	255,948
Total operating costs and expenses	8,541,242	7,471,177
Operating loss	(6,432,275)	(5,099,840)
Unrealized loss on marketable securities	(2,380)	(8,710)
Unrealized gain (loss) on investment and equity securities	14,024	(25,984)
Gain on Galaxy loan derivative	22,374	-
Loss on fair value of purchased Bitcoin, net	-	(52,704)
Loss on fair value of digital assets receivable	(3,178,440)	-
Change in credit loss reserve on digital assets receivable	5,794	-
Interest expense	(545,171)	(220,906)
Interest income	532	1,145
Loss before income taxes	(10,115,542)	(5,406,999)
Income tax expense	-	-
Net loss	$ (10,115,542)	$ (5,406,999)
Less: loss (gain) attributable to non-controlling interest	(3,672)	8,325
Net loss attributable to LM Funding America Inc.	$ (10,119,214)	$ (5,398,674)

Basic loss per common share (Note 1)	$ (0.47)	$ (1.05)
Diluted loss per common share (Note 1)	$ (0.47)	$ (1.05)

Weighted average number of common shares outstanding
Basic	$ 21,455,856	$ 5,133,412
Diluted	21,455,856	5,133,412

LM FUNDING AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months ended March 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (10,115,542)	$ (5,406,999)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	829,828	2,037,578
Noncash lease expense	57,561	50,592
Amortization of debt issue costs and debt discount	286,045	21,264
Stock option expense	331,149	110,805
Accrued interest expense on finance lease	12,957	14,710
Loss on fair value of Bitcoin, net	3,784,418	1,862,680
Loss on fair value of digital assets receivable	3,178,440	-
Unrealized loss on marketable securities	2,380	8,710
Gain on Galaxy loan derivative	(22,374)	-
Change in credit loss reserve on digital assets receivable	(5,794)	-
Unrealized loss (gain) on investment and equity securities	(14,024)	25,984
Loss on disposal of fixed assets	-	186,781
Write-off of income tax receivable	31,187	-
Change in operating assets and liabilities:
Prepaid expenses and other assets	111,323	96,526
Advances to related party	16,538	21,368
Accounts payable and accrued expenses	229,851	370,328
Mining of digital assets	(1,978,180)	(2,273,940)
Lease liability payments	(24,296)	(25,395)
Net cash used in operating activities	(3,288,533)	(2,899,008)
CASH FLOWS FROM INVESTING ACTIVITIES:
Net collections of finance receivables - original product	4,602	458
Net investment in finance receivables - special product	(1,089)	(1,317)
Capital expenditures	(207,869)	(170,073)
Collection of note receivable	-	200,000
Investment in digital assets - Tether	(3,198)	(31,420)
Proceeds from sale of Bitcoin	3,100,216	1,204,680
Proceeds from the sale of Tether	3,174	27,964
Change in deposits for mining equipment	-	(480,176)

Distribution to members	-	(1,015)
Net cash provided by investing activities	2,895,836	749,101
CASH FLOWS FROM FINANCING ACTIVITIES:
Insurance financing repayments	(230,700)	(193,090)
Proceeds from warrant exercise, net of issuance costs	172	-
Issuance costs	-	(6,285)
Net cash used in financing activities	(230,528)	(199,375)
NET DECREASE IN CASH	(623,225)	(2,349,282)
CASH - BEGINNING OF PERIOD	1,424,426	3,378,152
CASH - END OF PERIOD	$ 801,201	$ 1,028,870

SUPPLEMENTAL DISCLOSURES OF NON-CASH ACTIVITIES
Insurance financing	$ -	$ 168,324
Recognition of Galaxy loan derivative	$ 237,487	$ -
Digital assets transferred to digital assets receivable, net	$ 2,375,176	$ -
SUPPLEMENTAL DISCLOSURES OF CASHFLOW INFORMATION
Cash paid for taxes	$ -	$ -
Cash paid for interest	$ 210,029	$ 184,932

NON-GAAP CORE EBITDA RECONCILIATION

Our reported results are presented in accordance with U.S. generally accepted accounting principles (“GAAP”). We also disclose Earnings before Interest, Tax, Depreciation and Amortization ("EBITDA") and Core Earnings before Interest, Tax, Depreciation and Amortization ("Core EBITDA") which adjusts for unrealized loss (gain) on investment and equity securities, loss on disposal of mining equipment, impairment loss on mining equipment and stock compensation expense and option expense, all of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of Bitcoin miners.

The following tables reconcile net income (loss), which we believe is the most comparable GAAP measure, to EBITDA and Core EBITDA:

	Three Months ended March 31,
	2026	2025

Net loss	$ (10,115,542)	$ (5,406,999)
Income tax expense	-	-
Interest expense	545,171	220,906
Depreciation and amortization	829,828	2,037,578
Loss before interest, taxes & depreciation	$ (8,740,543)	$ (3,148,515)
Unrealized loss (gain) on investment and equity securities	(14,024)	25,984
Loss on disposal of mining equipment	-	186,781
Stock compensation and option expense	331,149	110,805
Core loss before interest, taxes & depreciation	$ (8,423,418)	$ (2,824,945)